Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the effects of the sale of our ten percent (10%) limited partnership interest in Freeport LNG Development LP to Turbo LNG LLC, an affiliate of Osaka Gas Co., Ltd.

The pro forma consolidated statements of operations for the year ended June 30, 2007 and the three and months ended September 30, 2007 are presented to show the net income (loss) as if the sale occurred on July 1, 2006. The pro forma condensed consolidated balance sheet is based on the assumption that the sale occurred on September 30, 2007.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the sale occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto and our Annual Report on Form 10-K for the year ended June 30, 2007 and our quarterly report on Form 10-Q for the quarter ended September 30, 2007.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2007

	Contango Historical	Pro Forma Adjustments		Pro Forma After Sale
REVENUES:
Natural gas and oil sales	$18,687,821	$—		$18,687,821

Total revenues	18,687,821	—		18,687,821
EXPENSES:
Operating expenses	1,671,824	—		1,671,824
Exploration expenses	6,782,425	—		6,782,425
Depreciation, depletion and amortization	3,267,252	256,421	(a)	3,523,673
Impairment of natural gas and oil properties	192,109	—		192,109
General and administrative expense	6,841,721	—		6,841,721

Total expenses	18,755,331	256,421		19,011,752

NET LOSS BEFORE OTHER INCOME AND INCOME TAXES	(67,510)	(256,421)		(323,931)
OTHER INCOME (EXPENSE):
Interest expense (net of interest capitalized)	(2,162,573)	2,026,246	(b)	(136,327)
Interest income	886,420	—		886,420
Loss on sale of assets and other	(2,684,062)	—		(2,684,062)

NET INCOME (LOSS) BEFORE INCOME TAXES	(4,027,725)	1,769,825		(2,257,900)
Benefit (provision) for income taxes	1,333,174	(619,439	) (c)	713,735

NET LOSS	(2,694,551)	1,150,386		(1,544,165)
Preferred stock dividends	539,722	—		539,722

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$(3,234,273)	$1,150,386		$(2,083,887)

NET LOSS PER SHARE:
Basic	$(0.21)			$(0.14)
Diluted	$(0.21)			$(0.14)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,430,146			15,430,146

Diluted	15,430,146			15,430,146

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2007

	Contango Historical	Pro Forma Adjustments		Pro Forma After Sale
REVENUES:
Natural gas and oil sales	$14,128,014	$—		$14,128,014

Total revenues	14,128,014	—		14,128,014
EXPENSES:
Operating expenses	1,674,645	—		1,674,645
Exploration expenses	411,389	—		411,389
Depreciation, depletion and amortization	2,869,527	221,455	(d)	3,090,982
General and administrative expense	1,342,461	—		1,342,461

Total expenses	6,298,022	221,455		6,519,477

NET INCOME (LOSS) BEFORE OTHER INCOME AND INCOME TAXES	7,829,992	(221,455)		7,608,537
OTHER INCOME (EXPENSE):
Interest expense (net of interest capitalized)	(829,860)	607,082	(e)	(222,778)
Interest income	364,314	—		364,314
Loss on sale of assets and other	2,122,660	—		2,122,660

NET INCOME BEFORE INCOME TAXES	9,487,106	385,627		9,872,733
Provision for income taxes	(3,315,636)	(134,969	) (f)	(3,450,605)

NET INCOME	6,171,470	250,658		6,422,128
Preferred stock dividends	450,000	—		450,000

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$5,721,470	$250,658		$5,972,128

NET INCOME PER SHARE:
Basic	$0.36			$0.37
Diluted	$0.35			$0.36
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,991,762			15,991,762

Diluted	16,419,956			16,419,956

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2007

	Contango Historical	LNG Proceeds	Debt Repayment	Pro Forma After Sale
Assets
Cash and cash equivalents and short term investments	$8,904,550	$68,000,000	$(20,000,000)	$56,904,550
Other current assets	46,266,234	—	—	46,266,234

Total current assets	55,170,784	68,000,000	(20,000,000)	103,170,784
Net property and equipment	119,031,330	—	—	119,031,330
Other assets	9,074,848	(3,430,074)	—	5,644,774

Total assets	$183,276,962	$64,569,926	$(20,000,000)	$227,846,888

Liabilities and Stockholders’ Equity
Current liabilities	$65,792,755	$24,091,765	$—	$89,884,520
Deferred income taxes and other long term liabilities	862,344	—	—	862,344
Long term debt	20,000,000	—	(20,000,000)	—

Total liabilities	86,655,099	24,091,765	(20,000,000)	90,746,864
Shareholders’ equity	96,621,863	40,478,161		137,100,024

Total liabilities and shareholders’ equity	$183,276,962	$64,569,926	$(20,000,000)	$227,846,888

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the year ended June 30, 2007, are based on our audited financial statements for the year ended June 30, 2007 and the adjustments and assumptions described below.

Pro Forma Adjustments

The unaudited pro forma consolidated statement of operations for the year ended June 30, 2007 reflects the following adjustments:

a.	Removal of facility fee and related amortization expense associated with the sale of our ten percent (10%) limited partnership interest in Freeport LNG Development LP.

b.	Removal of interest expense associated with the sale of our ten percent (10%) limited partnership interest in Freeport LNG Development LP.

c.	Recording of a pro forma income tax provision, assuming a 35% rate, based on the pro forma change in loss from continuing operations before income taxes.

The unaudited pro forma consolidated statement of operations for the three months ended September 30, 2007 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 are based on our unaudited financial statements for the three months ended September 30, 2007 and the adjustments and assumptions described below.

Pro Forma Adjustments

The unaudited pro forma consolidated statement of operations for the three months ended September 30, 2007 reflects the following adjustments:

d.	Removal of facility fee and related amortization expense associated with the sale of our ten percent (10%) limited partnership interest in Freeport LNG Development LP.

e.	Removal of interest expense associated with the sale of our ten percent (10%) limited partnership interest in Freeport LNG Development LP.

f	Recording of a pro forma income tax provision, assuming a 35% rate, based on the pro forma change in net income from continuing operations before income taxes.

The unaudited pro forma balance sheet reflects the following adjustments:

1.	Recording of the proceeds from the sale of our ten percent (10%) limited partnership interest in Freeport LNG Development LP, removal of associated property with the offsetting gain, net of applicable taxes, to retained earnings, repayment of debt and payment of accounting fees and financial advisor transaction costs relating to the sale.